Exhibit 23.1

CONSENT OF CURRENT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138554 on Form S-8 of OneBeacon Insurance Group, Ltd. of our report dated June 27, 2012 appearing in this Annual Report on Form 11-K of OneBeacon 401(k) Savings and Employee Stock Ownership Plan for the year ended December 31, 2011.

/s/Crowe Horwath LLP

New York, New York
June 27, 2012